UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2017

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Private Placement Transaction

On July 31, 2017, the Company entered into a Common Stock and Warrant Purchase Agreement, a form of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”), with certain accredited investors named therein (collectively, the “Purchasers”). Under the terms of the Purchase Agreement, the Company agreed to sell, and the Purchasers agreed to purchase from the Company, an aggregate of up to 1,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and an aggregate of up to 1,750,000 warrants to purchase one share of common stock (the “Warrants” and together with the Shares, the “Securities”)(the “Offering”).

The exercise price of the Warrants is $2.10 per share, subject to adjustment as provided therein, and the Warrants will be exercisable beginning on July 31, 2017 through July 30, 2022. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, and will also be subject to weighted average anti-dilution adjustments in the event the Company issues or is deemed to have issued any securities below the then exercise price of the Warrants, subject to certain exceptions, during the 12 months following the closing date, each as described in greater detail in the Warrants. After the six month anniversary of the closing, if a registration statement covering the issuance or resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) is not available for the issuance or resale, as applicable, the Purchasers may exercise the Warrants by means of a “cashless exercise.”

A condition to the Offering was that officers and directors of the Company and their affiliates had to have invested at least an aggregate of $500,000 into the Company on the same terms as the Purchasers. In connection therewith, William Kerby, the Chief Executive Officer and Chairman of the Company agreed to purchase $50,000 of the Securities (25,000 Shares and Warrants); Simon Orange, a member of the Board of Directors of the Company agreed to purchase $175,000 of the Securities (87,500 Shares and Warrants); Donald Monaco, a member of the Board of Directors of the Company agreed to purchase $175,000 of the Securities (87,500 Shares and Warrants); Pat LaVecchia, a member of the Board of Directors of the Company agreed to purchase $10,000 of the Securities (5,000 Shares and Warrants); and Robert J. Post, a member of the Board of Directors of the Company agreed to purchase $25,000 of the Securities (12,500 Shares and Warrants). Additionally, Stephen Romsdahl, a greater than 5% shareholder of the Company agreed to purchase $50,000 of the Securities (25,000 Shares and Warrants) and another non-related party, who is a key distributor of the Company, agreed to purchase $100,000 of the Securities (50,000 Shares and Warrants).

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement on Form S-1 (or Form S-3, if available) with the Securities and Exchange Commission (the “Registration Statement”) within 45 days following the closing of the Offering to register the resale by the Purchasers of the Shares and Warrant Shares and to cause the Registration Statement to become effective within 120 days following the closing of the Offering, subject to penalties as described in the Purchase Agreement. The Purchase Agreement also requires the Company to apply for listing of its Common Stock on the NASDAQ Capital Market (“NASDAQ”) within 60 days following the closing of the Offering and to cause the Shares to be listed on the NASDAQ no later than 120 days following closing of the Offering.

The combined purchase price for one Share and one Warrant to purchase one share of Common Stock in the Offering is $2.00. The Company expects the aggregate net proceeds from the Offering, after deducting the placement agents’ fees payable in cash (described below) and other estimated offering expenses, to be approximately $2.7 million. The Company intends to use the aggregate net proceeds to expand its technology division, increase its alternative lodging rental count, and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Company anticipates closing the Offering on or before Thursday, August 3, 2017.

Under the Purchase Agreement, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 90 days following the effective date of the Registration Statement.

The foregoing summaries of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of the form of Warrant, and Purchase Agreement that are filed herewith as Exhibits 4.1 and 10.1, respectively.

The representations, warranties and covenants contained in Purchase Agreement and the Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and the Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Placement Agency Agreement

In connection with the Offering and on July 31, 2017, the Company entered into a Placement Agency Agreement (the “Placement Agreement”) with Northland Securities, Inc. (the “Agent”). Pursuant to the Placement Agreement, the Agent agreed to serve as our exclusive placement agent in connection with the Offering on a “reasonable efforts” basis. In consideration for the services provided by the Agent, the Company agreed to pay the Agent, 8% of the gross proceeds from the sale of the Shares and Warrants in the Offering and, for the consideration of $50, to sell to the Agent, a warrant to purchase shares of Common Stock equal to 5% of the Shares sold in the Offering (the “Agent Warrants”). The Company also agreed to reimburse up to $150,000 of the expenses of the Agent in connection with the Offering. The Placement Agreement includes customary representations and warranties and includes indemnification rights of the Agent. The Agent is also entitled to the registration rights and liquidated damages associated therewith which the Purchasers have pursuant to the Purchase Agreement.

The foregoing summaries of the Placement Agreement and the Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Agent Warrants, and Placement Agreement that are filed herewith as Exhibits 4.2 and 1.1, respectively.

Conversion of Series A Preferred Stock

A condition to the closing of the Offering is that William Kerby, our Chief Executive Officer and Chairman and Donald P. Monaco, our Director, provide the Company conversion notices, on behalf of themselves and the entities which they control, which are irrevocable prior to the closing of the Offering (but are revocable in the event the Offering does not close), agreeing to convert the Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) beneficially owned by them into Common Stock of the Company. Currently, Mr. Kerby and Mr. Monaco hold in aggregate 1,869,611 shares of Series A Preferred Stock, which each have the right to vote 100 voting shares, for an aggregate of 186,961,100 voting shares, representing approximately 92.5% of out total voting shares on any and all shareholder matters. The conversion notices, which have been delivered to the Company, provide for the conversion, immediately following the closing of the Offering, of the Series A Preferred Stock into Common Stock of the Company on a 2-for-1 basis (as provided by the current terms of the Series A Preferred Stock). As such, immediately following the closing of the Offering, the Series A Preferred Stock will convert into 3,789,222 shares of Common Stock and Mr. Kerby and Mr. Monaco will no longer have voting control over the Company.

Board Representation Agreement

As additional consideration for Pacific Grove Capital LP (“Pacific Grove”), agreeing to participate in the Offering as a Purchaser, the Company entered into a Board Representation Agreement with Pacific Grove. Pursuant to the Board Representation Agreement, Pacific Grove will be granted the right to designate one person to be nominated for election to the Company’s board of directors so long as (i) Pacific Grove together with its affiliates beneficially owns at least 4.99% of the Common Stock, or (ii) Pacific Grove together with its affiliates beneficially owns at least 75% of the Securities purchased in this Offering. The Board Representation Agreement is effective upon the closing of the Offering.

The foregoing summary of the Board Representation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Representation Agreement filed herewith as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 27, 2017, the Board of Directors of the Company adopted Amended and Restated Bylaws (“Amended Bylaws”) completely replacing the Company’s prior Bylaws.  The Amended Bylaws affected certain changes to among other things, reduce the number of shares required to be present in person or by proxy at a meeting of the stockholders to constitute a quorum from a majority to 33-1/3% of all of the shares of stock entitled to vote at such meeting, except as otherwise provided by applicable law, by the Articles of Incorporation or by the Amended Bylaws. The material revisions to the Bylaws affected as a result of the adoption of the Amended Bylaws, aside from general updates and clarifications to such Bylaws, are described below:

1)	The Amended Bylaws clarify consistent with Nevada law, that notice of each meeting of the stockholders of the Company is required to be given no less than 10 nor more than 60 days before each meeting (previously the Bylaws provided for not more than 50 days’ notice);
2)	The Amended Bylaws require that in the event a stockholder proposal relates to a nomination for appointment of a director of the Company, the notice provided by the stockholder shall set forth (in addition to other items required by the Amended Bylaws) (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
3)	The Amended Bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in the Amended Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in the Amended Bylaws;
4)	The Amended Bylaws reduce the number of shares required to be present in person or by proxy at a meeting of the stockholders to constitute a quorum from a majority to 33-1/3% of all of the shares of stock entitled to vote at such meeting, except as otherwise provided by applicable law, by the Articles of Incorporation or by the Amended Bylaws;

5)	The Amended Bylaws provide the Board of Directors the right, unless otherwise provided in the Articles of Incorporation or any applicable certificate of designation, to fill any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause;
6)	The Amended Bylaws provided that any action required to be taken at any annual or special meeting of stockholders of the Company or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action that is the subject of the consent at a meeting in which each stockholder entitled to vote on the action is present and votes, and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded (previously the Bylaws provided that every stockholder would be required to sign a written consent in order for it be effective);
7)	The Amended Bylaws clarify that “[v]otes cast shall include votes cast against any proposal and shall exclude abstentions and broker non-votes, provided that votes cast against any proposal, abstentions and broker non-votes shall be counted in determining a quorum at any meeting.”
8)	The Amended Bylaws provide for the duties of the Chief Executive Officer, President, Chief Financial Officer, Vice Presidents and certain other named senior officers which are absent from the prior Bylaws;
9)	The Amended Bylaws allow for the Company’s Transfer Agent to refuse transfer of shares whenever there is any reasonable doubt as to their rightful ownership;
10)	The Amended Bylaws provide that shares may be issued for consideration fixed by the Board of Directors from time to time, but that such consideration may not be less than the par value of such shares as stated in the Articles of Incorporation;
11)	The Amended Bylaws confirm the Board of Directors’ ability to declare dividends consistent with state law;
12)	The Amended Bylaws formally allow for electronic notices to be provided to shareholders and provide a framework for the steps to be taken when notices are undeliverable;
13)	The Amended Bylaws provide that in the absence of a quorum at any meeting or any adjournment thereof, (A) the Board of Directors, without a vote of the stockholders, may (1) postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders and (2) postpone, reschedule, or cancel any previously scheduled special meeting of the stockholders called by the Board of Directors or management (but not by the stockholders); or (B) the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time; and
14)	The Amended Bylaws clarify consistent with Nevada law that any action taken by the stockholders shall be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action (the prior Bylaws provided that the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat were necessary for the adoption of any proposal).

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws attached to this Current Report as Exhibit 3.1.

Item 3.02 Unregistered Sales of Equity Securities.

The Shares and Warrants were offered and will be sold to the Purchasers under the Purchase Agreement in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws, in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the Shares and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares and Warrants were offered without any general solicitation by the Company or its representatives. In the event the Warrants are sold pursuant to the terms of the Purchase Agreement exercised in full an aggregate of 1,750,000 shares of Common Stock would be issuable to the Purchasers (without taking into account any cashless exercise rights).

The aggregate purchase price of the Shares is expected to be approximately $3.1 million.

The conversion of the Series A Preferred Stock (described above in Item 1.01, the description of which is incorporated by reference in this Item 3.02), and the issuance of the 3,739,222 shares of Common Stock upon conversion thereof will be exempt from registration pursuant to Section 3(a)(9) of the Securities Act, as the security will be exchanged by us with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Following the Offering and the conversion of the Series A Preferred Stock, there will be 16.7 million shares outstanding (not including any exercise of the Warrants). The Shares and Warrants subject to the Purchase Agreement represent 13.4% of the issued and outstanding shares of Common Stock immediately prior to the execution of the Purchase Agreement. The Company intends to use the net proceeds of the Offering to expand its technology division, increase its alternative lodging rental, and general corporate purposes.

The Agent Warrants were offered and will be sold to the Agent under the Agent Agreement in a transaction exempt from registration under the Securities Act, or state securities laws, in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. In the event the Agent Warrants are exercised in full an aggregate of 1,532,500 shares of Common Stock would be issuable to the Agent.

The Shares, Warrants and Agent Warrants and shares of common stock issuable upon exercise thereof have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Shares, Warrants or other securities of the Company.

Additional information regarding the Shares, the Purchasers, the Agent Warrants and the Agent and the transaction is included under Item 1.01 of this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 1, 2017, announcing the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1*	Placement Agency Agreement, by and between the Company and Northland Securities, Inc., dated July 31, 2017
3.1*	Amended and Restated Bylaws of Monaker Group, Inc., effective July 27, 2017
4.1*	Form of Common Stock Purchase Warrant (Offering)
4.2*	Form of Common Stock Purchase Warrant (Agent)
10.1*	Form of Purchase Agreement, dated July 31, 2017
10.2*	Board Representation Agreement dated July 31, 2017, by and between Pacific Grove Capital LP and the Company
10.3*	Form of Addendum to Purchase Agreement, dated July 31, 2017
99.1**	Press Release dated August 1, 2017

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: August 1, 2017	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Placement Agency Agreement, by and between the Company and Northland Securities, Inc., dated July 31, 2017
3.1*	Amended and Restated Bylaws of Monaker Group, Inc., effective July 27, 2017
4.1*	Form of Common Stock Purchase Warrant (Offering)
4.2*	Form of Common Stock Purchase Warrant (Agent)
10.1*	Form of Purchase Agreement, dated July 31, 2017
10.2*	Board Representation Agreement dated July 31, 2017, by and between Pacific Grove Capital LP and the Company
10.3*	Form of Addendum to Purchase Agreement, dated July 31, 2017
99.1**	Press Release dated August 1, 2017

* Filed herewith.

** Furnished herewith.